Exhibit 99
FORM 3 JOINT FILER INFORMATION

Name of “Reporting Persons”:	Norwest Venture Partners IX, L.P. (“NVP IX”)
NVP Entrepreneurs Fund IX, L.P. (“NEF IX”)
Norwest Venture Partners VII-A, L.P. (“NVP VII-A”)
Genesis VC Partners IX, LLC (“Genesis”)
George Still, Jr.

Address of “Reporting Persons”:	525 University Avenue
Suite 800
Palo Alto, CA 94301

Designated Filer:	Norwest Venture Partners IX, L.P.

Issuer and Ticker Symbol:	Veraz Networks, Inc. — VRAZ

Date of Event:	April 4, 2007
     Each of the following is a Joint Filer with Norwest and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
     Genesis is the general partner of NVP IX, NEF IX and NVP VII-A. Messrs. Haque and Still and the Managing Directors of Genesis. Mr. Haque is reporting on a separate form and is not part of this joint filing.
     All Reporting Persons disclaim beneficial ownership of shares of Norwest, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.
     Each of the Reporting Persons listed above has designated NVP IX as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed Kurt Betcher, Eric C. Schlezinger, Albert J. Wood and James F. Fulton, Jr., or any of them individually, as its attorney in fact for the purpose of making reports relating to transaction in Veraz Networks, Inc. Common Stock.

Norwest Venture Partners VII-A, L.P. by Genesis VC Partners IX, LLC

By:	/s/ Promod Haque

Promod Haque, Managing Director

Norwest Venture Partners IX, L.P. by Genesis VC Partners IX, LLC

By:	/s/ Promod Haque

Promod Haque, Managing Director

NVP Entrepreneurs Fund IX, L.P. by Genesis VC Partners IX, LLC

By:	/s/ Promod Haque

Promod Haque, Managing Director

Genesis VC Partners IX, LLC

By:	/s/ Promod Haque

Promod Haque, Managing Director

/s/ George Still, Jr.

George Still, Jr.